                            [UNITED AUTO LETTERHEAD]



[UNITEDAUTO LOGO]

                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE




                      UNITEDAUTO COMMENTS ON 2003 GUIDANCE

DETROIT, MI, OCTOBER 29, 2002 - In response to investors' inquiries, United Auto Group, Inc. (NYSE: UAG), a FORTUNE 500 automotive specialty retailer, said today that it is comfortable with analyst consensus expectations of $2.08 per share in 2003. UnitedAuto is comfortable with analysts' estimates of earnings per share in the range of $2.00 to $2.15 per share for the calendar year 2003.

     UnitedAuto, which has pursued a strategy based on internal growth from its exiting dealerships, as well as from strategic acquisitions, operates 126 franchises in the United States and 71 franchises internationally, primarily in the United Kingdom. UnitedAuto dealerships sell new and used vehicles, and market a complete line of aftermarket automotive products and services.

     Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which managements has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties, which could affect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.


Media Contact:
Phillip M. Hartz
Senior VP - Corporate Communications
248-648-2610
phartz@unitedauto.com


                                      # # #